Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT
First Amendment to Agreement (the “Amendment”) dated as of August 3, 2018 by and between FIESTA RESTAURANT GROUP, INC., a Delaware corporation (the “Employer”) and Maria C. Mayer (the “Executive”).
W I T N E S S E T H:
WHEREAS, the Employer and Executive entered into an Agreement dated as of November 15, 2017 (the "Agreement");
WHEREAS, Employer and Executive desire to amend the Agreement as provided below;
NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

1.     Section 1.1 of the Agreement is hereby deleted in its entirety and replaced as follows:
“Cause” shall mean: (i) the commission by the Executive of any act or omission that would constitute a felony or any crime of moral turpitude under Federal law or the law of the state or foreign law in which such action occurred, (ii) dishonesty, disloyalty, fraud, embezzlement, theft, engagement of competitive activity, disclosure of trade secrets or confidential information or other acts or omissions that result in a breach of the duty of loyalty or a breach of fiduciary duties or other material duty to the Employer and its subsidiaries, (iii) continued reporting to work or working under the influence of alcohol, an illegal drug, an intoxicant or a controlled substance which renders Executive incapable of performing her material duties to the satisfaction of the Employer and/or its subsidiaries, (iv) the Executive's failure to substantially perform Executive's duties and/or responsibilities with respect to the Employer and its subsidiaries, (v) Executive's material breach of any of the Employer's or its subsidiaries' policies or procedures, (vi) Executive’s violation of the Employer’s Code of Ethics, including, but not limited to, violation of Employer’s sexual harassment policies, or (vii) willful damage by Executive to Employer or its subsidiaries assets.
2.    Except as specifically amended hereby, the Agreement shall remain in full force and effect according to its terms.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FIESTA RESTAURANT GROUP, INC.
By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger Title: Chief Executive Officer and President

/s/ Maria C. Mayer
Maria C. Mayer